UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)  February 20, 2007

HOSPIRA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-31946	20-0504497
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

275 N. Field Drive

Lake Forest, Illinois 60045

(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code:  (224) 212-2000

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 20, 2007, Hospira’s board of directors amended Hospira’s bylaws to establish the governance and public policy committee of the board of directors and rename Hospira’s other board committees.  The new committee’s responsibilities relating to director nominations and corporate governance were previously performed by the board’s compensation committee (which, prior to the amendment, was named the nominations and compensation committee). The new committee’s responsibilities relating to public policy matters were previously performed by the board’s audit committee (which, prior to the amendment, was named the audit and public policy committee).  The amended and restated bylaws are filed as Exhibit 3.1 hereof and incorporated by reference herein.

Item 8.01  Other Events

To reflect the new committee structure described in Item 5.03 above, Hospira’s board of directors amended Hospira’s corporate governance guidelines, audit committee charter and compensation committee charter, and approved the charter of the governance and public policy committee.  Those documents will be available in the Investor Relations section of Hospira’s Web site (www.hospira.com).

Connie R. Curran (Chair), Roger W. Hale and David A. Jones will serve on the governance and public policy committee.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Exhibit

3.1	Amended and Restated Bylaws of Hospira, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPIRA, INC.

Dated: February 23, 2007		/s/ Brian J. Smith
	By:	Brian J. Smith
	Its:	Senior Vice President, General Counsel and Secretary